As filed with the Securities and Exchange Commission on September 17, 2021

Registration No. 333-257882

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1311	61-1630631
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(720) 440-6100

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Cyrus D. Marter IV

Executive Vice President, General Counsel and Secretary

Bonanza Creek Energy, Inc.

410 17th Street, Suite 1400

Denver, Colorado 80202

(720) 440-6100

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Shelley A. Barber Stephen M. Gill Vinson & Elkins LLP 1114 Avenue of the Americas, 32nd Floor New York, NY 10036 (212) 237-0000	Eric Christ Vice President, General Counsel and Corporate Secretary Extraction Oil & Gas, Inc. 370 17th Street, Suite 5200 Denver, CO 80202 (720) 557-8300	Julian Seiguer, P.C. Doug Bacon, P.C. Bryan Flannery Kirkland & Ellis LLP 609 Main Street Houston, TX 77002 (713) 836-3600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date or dates as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Bonanza Creek Energy, Inc. (“Bonanza Creek”) is filing this Amendment No. 2 to its registration statement on Form S-4 (File No. 333-257882) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the registration statement, the signature page to the registration statement and the filed exhibit. The remainder of the registration statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Bonanza Creek is organized under the laws of Delaware. Bonanza Creek’s third amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in Bonanza Creek’s third amended and restated certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Bonanza Creek’s fourth amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Bonanza Creek’s third amended and restated certificate of incorporation also contains indemnification rights for its directors and officers. Specifically, Bonanza Creek’s fourth amended and restated bylaws provides that it shall indemnify its officers and directors to the fullest extent authorized by the DGCL. Further, Bonanza Creek may maintain insurance on behalf of its officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

Bonanza Creek has obtained directors’ and officers’ insurance to cover its directors, officers and some of its other employees for certain liabilities.

Bonanza Creek has entered into written indemnification agreements with its directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to Bonanza Creek, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) Bonanza Creek to indemnify the officer or director.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

In connection with the Extraction merger, Bonanza Creek and the Extraction surviving company have agreed to, jointly and severally, indemnify, defend and hold harmless, in the same manner as provided by Bonanza Creek or Extraction, as applicable, immediately prior to May 9, 2021, each person who is now, or has been at any time prior to May 9, 2021 or who becomes, prior to the Extraction effective time, an officer, director of Bonanza Creek or Extraction or any of their respective subsidiaries or who acts as a fiduciary under any employee benefit plan sponsored, maintained, or contributed to by Bonanza Creek or Extraction, in each case, when acting in such capacity (whom are referred to herein as the “Extraction indemnified persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with, any actual or threatened proceeding to which such Extraction indemnified person is a party or is otherwise involved (including as a witness) based on, in whole or in part, or arising out of, in whole or in part, the fact that such person is or was an officer or director of Bonanza Creek or Extraction or any of their respective subsidiaries, a fiduciary under any employee benefit plan sponsored, maintained, or contributed to by Bonanza Creek or Extraction or is or was serving at the request of Bonanza Creek or Extraction or any of their respective subsidiaries as an officer, director, employee or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, but not after, the Extraction effective time and whether asserted or claimed prior to, but not after, the Extraction effective time (which liabilities are referred to herein as “indemnified liabilities”), including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Extraction merger agreement or the transactions, in each case to the fullest extent permitted under applicable law (and Bonanza Creek and the Extraction surviving company will, jointly and severally, pay expenses incurred in connection therewith, including but not limited to expenses for the retention of Extraction’s regularly engaged legal counsel or other counsel satisfactory to Bonanza Creek and the Extraction surviving company, in advance of the final disposition of any such proceeding to each Extraction indemnified person to the fullest extent permitted under applicable law).

Until the six-year anniversary date of the Extraction effective time, neither Bonanza Creek nor the Extraction surviving company will amend, repeal or otherwise modify any provision in the organizational documents of the Extraction surviving company or its subsidiaries in any manner that would affect (or manage the Extraction surviving company or its subsidiaries, with the intent to or in a manner that would affect) adversely the rights of any Extraction indemnified person to indemnification, exculpation and advancement except to the extent required by applicable law. Bonanza Creek and the Extraction surviving company and its subsidiaries will fulfill and honor any indemnification, expense advancement, or exculpation agreements between Bonanza Creek, Extraction or any of their respective subsidiaries and any of their respective officers, directors existing and in effect immediately prior to the Extraction effective time.

Bonanza Creek and the Extraction surviving company will cause to be put in place, and Bonanza Creek will fully prepay immediately prior to the Extraction effective time, “tail” insurance policies with a claims reporting or discovery period of at least six years from the Extraction effective time (which is referred to herein as the “Extraction tail period”) from an insurance carrier with the same or better credit rating as Bonanza Creek’s or Extraction’s current insurance carrier, as applicable, with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as Bonanza Creek’s or Extraction’s existing policies, as applicable, subject to a premium cap, with respect to matters, acts or omissions existing or occurring at, prior to, or after the Extraction effective time.

Additionally, Bonanza Creek and the Crestone surviving company have agreed to, jointly and severally, indemnify, defend and hold harmless, in the same manner as provided by Bonanza Creek or Crestone Peak, as applicable, immediately prior to June 6, 2021, each person who is now, or has been at any time prior to June 6, 2021 or who becomes, prior to the Merger Sub 1 merger effective time, an officer, director of Bonanza Creek or Crestone Peak or any of their respective subsidiaries or who acts as a fiduciary under any employee benefit plan sponsored, maintained, or contributed to by Bonanza Creek or Crestone Peak, in each case, when acting in such capacity (whom are referred to herein as the “Crestone indemnified persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with, any actual or threatened proceeding to which such Crestone indemnified person is a party or is otherwise involved (including as a witness) based on, in whole or in part, or arising out of, in whole or in part, the fact that such person is or was an officer or director of Bonanza Creek or Crestone Peak or any of their respective subsidiaries, a fiduciary under any employee benefit plan sponsored, maintained, or contributed to by Bonanza Creek or Crestone Peak or is or was serving at the request of Bonanza Creek, Crestone Peak or any of their respective subsidiaries as an officer, director, employee or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, but not after, the Merger Sub 1 merger effective time and whether asserted or claimed prior to, but not after, the Merger Sub 1 merger effective time (which liabilities are referred to herein as “indemnified liabilities”), including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Crestone Peak merger agreement or the transactions, in each case to the fullest extent permitted under applicable law (and Bonanza Creek and the Crestone surviving company will, jointly and severally, pay expenses incurred in connection therewith, including but not limited to expenses for the retention of Crestone Peak’s regularly engaged legal counsel or other counsel satisfactory to Bonanza Creek and the Crestone surviving company, in advance of the final disposition of any such proceeding to each Crestone indemnified person to the fullest extent permitted under applicable law).

Until the six-year anniversary date of the Merger Sub 1 merger effective time, neither Bonanza Creek nor the Crestone surviving company will amend, repeal or otherwise modify any provision in the organizational documents of the Crestone surviving company or its subsidiaries in any manner that would affect (or manage the Crestone surviving company or its subsidiaries, with the intent to or in a manner that would affect) adversely the rights of any Crestone indemnified person to indemnification, exculpation and advancement except to the extent required by applicable law. Bonanza Creek and the Crestone surviving company and its subsidiaries will fulfill and honor any indemnification, expense advancement, or exculpation agreements between Bonanza Creek, Crestone Peak or any of their respective subsidiaries and any of their respective officers, directors existing and in effect immediately prior to the Merger Sub 1 merger effective time.

Bonanza Creek and the Crestone surviving company will cause to be put in place, and Bonanza Creek will fully prepay immediately prior to the Merger Sub 1 merger effective time, “tail” insurance policies with a claims reporting or discovery period of at least six years from the Merger Sub 1 merger effective time (which is referred to herein as the “Crestone tail period”) from an insurance carrier with the same or better credit rating as Bonanza Creek’s or Crestone Peak’s current insurance carrier, as applicable, with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as Bonanza Creek’s or Crestone Peak’s existing policies, as applicable, subject to a premium cap, with respect to matters, acts or omissions existing or occurring at, prior to, or after the Merger Sub 1 merger effective time.

Item 21.	Exhibits and Financial Statement Schedules.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which is hereby incorporated by reference.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes as follows:

(a)	The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.    the portion of any other free writing prospectus relating to the offering containing material in-formation about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    That, for the purpose of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d)    The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(g)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description

2.1±*	Agreement and Plan of Merger, dated as of May 9, 2021, by and between Bonanza Creek Energy, Inc., Raptor Eagle Merger Sub, Inc. and Extraction Oil & Gas, Inc. (included as Annex A to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated herein by reference).

2.2±*	Agreement and Plan of Merger, dated as of June 6, 2021, by and among Bonanza Creek Energy, Inc., Raptor Condor Merger Sub 1, Inc., Raptor Condor Merger Sub 2, LLC, Crestone Peak Resources LP, CPPIB Crestone Peak Resources America Inc., Crestone Peak Resources Management LP and Extraction Oil & Gas, Inc. (included as Annex F to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated herein by reference).

Exhibit No.	Description

3.1*	Third Amended and Restated Certificate of Incorporation of Bonanza Creek Energy, Inc., dated as of April 28, 2017 (incorporated by reference to Exhibit 3.1 to Bonanza Creek Energy, Inc.’s Registration Statement on Form 8-A, File No. 001-35371, filed with the SEC on April 28, 2017).

3.2*	Fourth Amended and Restated Bylaws of Bonanza Creek Energy, Inc., dated as of April 28, 2017 (incorporated by reference to Exhibit 3.2 to Bonanza Creek Energy, Inc.’s Registration Statement on Form 8-A, File No. 001-35371, filed with the SEC on April 28, 2017).

3.3*	Certificate of Designations of Series A Junior Participating Preferred Stock of Bonanza Creek Energy, Inc. (incorporated by reference to Exhibit 3.1 to Bonanza Creek Energy, Inc.’s Current Report on Form 8-K, File No. 001-35371, filed with the SEC on November 9, 2020).

4.1*	Registration Rights Agreement, dated May 9, 2021, by and between Bonanza Creek Energy, Inc. and Kimmeridge Chelsea, LLC (included as Annex D to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated herein by reference).

4.2*	Form of Registration Rights Agreement, by and between Bonanza Creek Energy, Inc. and the Initial Holders (included as Annex I to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated herein by reference).

4.3*	Tax Benefits Preservation Plan, dated as of November 9, 2020, by and between Bonanza Creek Energy, Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 of Bonanza Creek’s Current Report on Form 8-K filed November 9, 2020).

5.1	Opinion of Vinson & Elkins LLP regarding the validity of the securities being registered.

8.1*	Opinion of Kirkland & Ellis LLP regarding certain U.S. federal income tax matters.

10.1*	Amended and Restated Voting Agreement, dated as of June 6, 2021 and effective as of May 9, 2021, by and between Bonanza Creek Energy, Inc., Kimmeridge Energy Management, LLC and Extraction Oil & Gas, Inc. (included as Annex E to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated herein by reference).

10.2*	Support Agreement, dated as of June 6, 2021, by and among Bonanza Creek Energy, Inc., CPPIB Crestone Peak Resources Canada Inc., and CPPIB Crestone Peak Resources America Inc. (included as Annex H to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated herein by reference).

10.3*	Form of Tranche A Replacement Warrant Agreement.

10.4*	Form of Tranche B Replacement Warrant Agreement.

23.1*	Consent of Deloitte & Touche LLP relating to Bonanza Creek Energy, Inc.

23.2*	Consent of Grant Thornton LLP relating to Bonanza Creek Energy, Inc.

23.3*	Consent of Deloitte & Touche LLP relating to HighPoint Resources Corporation

23.4*	Consent of PricewaterhouseCoopers LLP relating to Extraction Oil & Gas, Inc.

23.5*	Consent of Deloitte & Touche LLP relating to CPPIB Crestone Peak Resources America Inc.

23.6	Consent of Vinson & Elkins LLP (included in Exhibit 5.1).

23.7*	Consent of Kirkland & Ellis LLP (included in Exhibit 8.1).

23.8*	Consent of Netherland, Sewell & Associates, Inc. relating to Bonanza Creek Energy, Inc.

23.9*	Consent of Ryder Scott Company, L.P. relating to Bonanza Creek Energy, Inc.

23.10*	Consent of Netherland, Sewell & Associates, Inc. relating to HighPoint Resources Corporation

23.11*	Consent of Ryder Scott Company, L.P. relating to Extraction Oil & Gas, Inc.

23.12*	Consent of Netherland, Sewell & Associates, Inc. relating to CPPIB Crestone Peak Resources America Inc.

24.1*	Power of Attorney (included on the signature page to this Registration Statement on Form S-4).

Exhibit No.	Description

99.1*	Form of Proxy Card for Special Meeting of Bonanza Creek Energy, Inc.

99.2*	Form of Proxy Card for Special Meeting of Extraction Oil & Gas, Inc.

99.3*	Consent of J.P. Morgan Securities LLC.

99.4*	Consent of Petrie Partners Securities, LLC.

99.5*	Report of Independent Petroleum Engineers, Netherland, Sewell & Associates, Inc., as to reserves of Crestone Peak Resources LLC as of December 31, 2020.

99.6*	Consent of Benjamin Dell to be named as a director following the mergers.

99.7*	Consent of Morris Clark to be named as a director following the mergers.

99.8*	Consent of Carrie M. Fox to be named as a director following the mergers.

99.9*	Consent of Howard A. Willard, III to be named as a director following the mergers.

99.10*	Consent of James Trimble to be named as a director following the mergers.

±

Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Bonanza Creek agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 17, 2021.

BONANZA CREEK ENERGY, INC.

By:	/s/ Eric T. Greager
Name: Eric T. Greager
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated below on September 17, 2021.

Name	Title

/s/ Eric T. Greager	President and Chief Executive Officer; Director
Eric T. Greager	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer
Brant H. DeMuth	(Principal Financial Officer)

*	Vice President and Chief Accounting Officer
Sandra K. Garbiso	(Principal Accounting Officer)

*	Chairman of the Board
Brian Steck

*	Director
Carrie L. Hudak

*	Director
Paul Keglevic

*	Director
James E. Craddock

*	Director
Audrey Robertson

*	Director
Jeffrey E. Wojahn

*

The undersigned, by signing his name hereto, signs and executes this Amendment No. 2 to the Registration Statement pursuant to the Powers of Attorney executed by the above named signatories and previously filed with the Securities and Exchange Commission on July 13, 2021.

By:	/s/ Eric T. Greager
Eric T. Greager
Attorney-in-fact